UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

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NETWORK CN INC.
-----------------------------------------------
(Name of Registrant as Specified In Its Charter)

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Network CN Inc.
2nd Floor, Goldsland Building, 22-26 Minden Avenue, Tsim Sha Tsui, Kowloon, Hong Kong
Tel : 852 2833 2186                   Fax : 852 2295 6977

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY
To Our Stockholders:

This Information Statement is first being mailed on or about September 10, 2015 to the holders of record of the outstanding common stock, $0.001 par value per share (the “Common Stock”) of Network CN Inc., a Delaware corporation (the “Company”), as of the close of business on August 28, 2015 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This Information Statement relates to actions taken by written consent in lieu of a meeting, dated August 28, 2015 (the “Written Consent”) of the stockholders of the Company owning a majority of the outstanding shares of Common Stock of the Company (the “Majority Stockholders”) as of the Record Date. Except as otherwise indicated by the context, references in this Information Statement to “Company,” “we,” “us,” or “our” are references to Network CN Inc..

The Written Consent:

1.
approved the re-election of three (3) current members of the Board of Directors, to hold office until the next annual meeting of stockholders or until their respective successors are duly elected and qualified; and

2.
approved the appointment of one (1) new member of the Board of Directors, to hold office until the next annual meeting of stockholders or until their respective successors are duly elected and qualified; and

3.
ratified the selection of Union Power HK CPA Limited, as the Company’s independent registered public accounting firm, in accordance with the Sarbanes-Oxley Act of 2002, to audit the consolidated financial statements of the Company and its subsidiaries and variable interest entity for the fiscal year ending December 31, 2015, and the pre-approval of all auditing services and all audit related, tax or other services not prohibited under Section 10A(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to be performed for the Company by Union Power HK CPA Limited, subject to the de minimis exception described in Section 10A(i)(1)(B) of the Exchange Act; and

4.	approved the compensation of our named executive officers.

The Written Consent constitutes the consent of a majority of the total number of shares of outstanding Common Stock and is sufficient under the General Corporation Law of the State of Delaware (“DGCL”) and our Bylaws to approve the actions described herein. Accordingly, they are not presently being submitted to our other stockholders for a vote. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the actions described herein will not be implemented until a date at least 20 days after the date on which this Information Statement has been first mailed to the stockholders.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(C) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C.

By Order of the Board of Directors,

/s/ Earnest Leung
Earnest Leung
Chief Executive Officer

GENERAL INFORMATION

This Information Statement is being first mailed on or about September 10, 2015, to stockholders of the Company by the Board of Directors to provide material information regarding corporate actions that have been approved by the Written Consent of the Majority Stockholders.

Only one copy of this Information Statement is being delivered to two or more stockholders who share an address unless we have received contrary instruction from one or more of such stockholders. We will promptly deliver, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the Information Statement, or if in the future you would like to receive multiple copies of information statements or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct us by writing to the corporate secretary at the Company’s executive offices at the address specified above.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE MATTERS DESCRIBED HEREIN.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.

AUTHORIZATION BY THE BOARD OF DIRECTORS
AND THE MAJORITY STOCKHOLDERS

Under the DGCL and the Company’s Bylaws, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing. The approval of the (1) re-election of our directors, (2) appointment of new director, (3) ratification of appointment of our independent registered public accounting firm and (4) compensation received by our named executive officers require the affirmative vote or written consent of a majority of the issued and outstanding shares of Common Stock. Each Stockholder is entitled to one vote per share of Common Stock held of record on any matter which may properly come before the stockholders.

On the Record Date, the Company had 8,041,972 shares of Common Stock issued and outstanding with the holders thereof being entitled to cast one vote per share.

On August 28, 2015, the Majority Stockholders unanimously adopted resolutions approving the (1) re-election of our directors, (2) appointment of new director, (3) ratification of appointment of our independent registered public accounting firm and (4) compensation received by our named executive officers.

CONSENTING STOCKHOLDERS

On August 28, 2015, the Majority Stockholders being the record holders of 4,511,052 shares of our Common Stock, constituting approximately 56.1% of the issued and outstanding shares of our Common Stock, consented in writing to (1) re-elect our directors, (2) appointment of new director, (3) ratify the appointment of our independent registered public accounting firm and (4) approve the compensation received by our named executive officers (together, the “Stockholder Actions”).

We are not seeking written consent from any other stockholder, and the other stockholders will not be given an opportunity to vote with respect to the foregoing Stockholder Actions. All necessary corporate approvals have been obtained. This Information Statement is furnished solely for the purposes of advising stockholders of the action taken by Written Consent and giving stockholders notice of such actions taken as required by the Exchange Act.

As the Stockholder Actions were taken by Written Consent, there will be no security holders’ meeting and representatives of the principal accountants for the current year and for the most recently completed fiscal year will not have the opportunity to make a statement if they desire to do so and will not be available to respond to appropriate questions from our stockholders.

DISSENTER’S RIGHTS

Under Delaware law, holders of our Common Stock are not entitled to dissenter’s rights of appraisal with respect to the Stockholder Actions.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No person who has been our officer or director since January 1, 2011, or to our knowledge, any of their associates, has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon.  None of our directors opposed the actions to be taken by the Company.

OUR MANAGEMENT

Directors and Executive Officers

The following table sets forth the names, ages and positions held with respect to each Director and Executive Officer of the Company as of August 28, 2015.

Name	Age	Position	Director Since
Earnest Leung	59	Chief Executive Officer and Chairperson of the Board	2009
Shirley Cheng	37	Chief Financial Officer, Corporate Secretary and Director	2015
Wong Wing Kong	49	Director	2015
Frederick Wong	48	Director	2015
________
Remarks:

Each Director serves until our 2016 annual stockholders meeting and until their respective successors are duly elected and qualified or earlier resignation or removal.

Earnest Leung has served as the Company’s director since May 11, 2009, and as Chief Executive Officer and Chairperson of the Board of the Company since July 15, 2009. Dr. Leung has over 20 years’ experience in the investment banking industry.  Since November 2004, he has worked as a financial advisor and consultant in Hong Kong and currently serves as a director of Keywin Holdings Limited, an investment company, and of Statezone Ltd, a financial consulting company owned and controlled by Dr. Leung. From June 2009 to August 2011, he also served as a director and chief executive officer of China Boon Holdings Limited, which is listed on Hong Kong Main Board engaging in the distribution of consumer electronic products and home appliances as well as trading of scrap metals and leather and extending its business to cemetery business in 2009.  Prior to that, Dr. Leung served, from September 1994 to October 2004, as Senior Director and Head of Investment, Asia for American Express Bank.  Dr. Leung also held various senior investment positions with BNP Paribas Bank, New Zealand Insurance and Bank of America Trust. Dr. Leung holds an honorary doctor degree from International American University. Dr. Leung was appointed as a director because of his extensive knowledge of capital markets through his various senior positions in financial institutions and because of his in-depth business management experience.

Shirley Cheng has served as the Company’s Interim Chief Financial Officer and Corporate Secretary, since April 1, 2012. She has served as the Finance Manager of NCN Group Management Limited, the Company’s subsidiary, since March 2008. Prior to that, Ms. Cheng served from 2004 to 2008 as an auditor with PricewaterhouseCoopers, an international firm of certified public accountants. Ms. Cheng holds a Bachelor’s Degree in Business Administration with a major in Accountancy from the Hong Kong Baptist University and is an associate member of the Hong Kong Institute of Certified Public Accountants.

Wong Wing Kong aged 49 has over 20 years’ experience in the China Business and has worked as advisor to various China companies. Mr. Wong was appointed as a director because of his extensive knowledge of China Business through his various positions in China companies.

Frederick Wong aged 48, is a Certified Public Accountant of Australia, Certified Public Accountant of Hong Kong, Certified General Accountant of Canada and fellow member of The Taxation Institute of Hong Kong. He has obtained a Bachelor of Business Administration from the Chinese University of Hong Kong in 1989 and a Bachelor of Commerce from The University of Southern Queensland in 1992. Also, he has studied in the Professional Master of Business Administration course offered by the Troy State University, USA.

Mr. Wong has more than 25 years of experience in audit, internal control, financial control and capital market. Since 2012, he has served as the Management Director of China Trillion Capital Limited. He is also now acting as Principal – Greater China of the CFO Centre Hong Kong. Mr. Wong started his career as an auditor and then moved to the area of IT advisory services, focusing on ERP, POS and cantering services. Later, he shifted to advertising and media industry in China. Afterward, he started his own career in helping business to cope with internal financial and operational affairs and finance markets. He has extensive experience in China taxation and mergers and acquisitions. He also assisted companies to go public in USA and Hong Kong. He has held various positions in different companies in China, USA and Hong Kong including senior position in multinational companies. From 2004 to 2010, he was the Chief Financial Officer of Fuqi International, Inc, a jewellry company that he assisted to seek listing in the USA. He was also responsible for US regulatory filings and internal control. Mr. Wong also serves as an independent non-executive director of Huge China Holdings Limited, which is listed on Hong Kong Main Board, principally invests in securities listed on recognized stock exchanges and unlisted securities, including equity securities and convertible bonds issued by corporate entities. He also serves as the Board Secretary of the Board of China Oil Gangran Energy Group Holdings Limited, which is listed on Hong Kong GEM board.  Mr. Wong was appointed as a director because his extensive auditing experience and financial expertise with over 25 years’ experience in the accounting industry which provides a strong foundation to serve as the Chairman of our Audit Committee.

Identification of Certain Significant Employees

We have no employees who are not executive officers, but who are expected to make a significant contribution to our business.

Family Relationships

There are no family relationships between any directors or officers of the Company.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

1.
had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	been convicted in a criminal proceeding or is a named subject to a pending criminal (excluding traffic violations and other minor offenses);

3.
been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities, futures, commodities or banking activities; or

4.
been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity  Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors and beneficial owner of more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission statements of ownership and changes in ownership. The same persons are required to furnish us with copies of all Section 16(a) forms they file. We believe that, during fiscal 2014, all of our executive officers, directors and beneficial owner of more than 10% of a registered class of our equity securities complied with the applicable filing requirements.

In making these statements, we have relied upon examination of the copies of all Section 16(a) forms provided to us and the written representations of our executive officers, directors and beneficial owner of more than 10% of a registered class of our equity securities.

CORPORATE GOVERNANCE

Our current corporate governance practices and policies are designed to promote stockholder value and we are committed to the highest standards of corporate ethics and diligent compliance with financial accounting and reporting rules. Our Board provides independent leadership in the exercise of its responsibilities. Our management oversees a system of internal controls and compliance with corporate policies and applicable laws and regulations, and our employees operate in a climate of responsibility, candor and integrity.

Board Leadership Structure

Our Board leadership structure is currently composed of combined Chairperson of the Board of Directors and Chief Executive Officer, Chief Financial Officer and the other members of our Board of Directors are non-executive members. The Board has three outstanding committees: (1) Audit Committee; (2) Remuneration Committee and (3) Nomination Committee. All these committees are composed of non-executive directors only.

Our Board of Directors has also determined a lead independent director is not necessary and has not appointed one at this time. In making these determinations, the Board of Directors considered the relative size of the Company, the size of the Board of Directors and the fact that all the other members of the Board of Directors are non-executive directors. The Board of Directors believes that Dr. Earnest Leung serves as both Chairperson of the board and Chief Executive Officer is in the best interest of the Company and its stockholders. Dr. Leung is the director most familiar with the PRC environment and our business, possess in-depth diverse business management experience, and is most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. The current combined position of Chairperson and Chief Executive Officer promotes a unified direction and leadership for the Board and gives a single, clear focus for the chain of command for our organization, strategy and business plans. The Board of Directors also believes that our overall corporate governance policies and practices adequately address any governance concerns raised by the dual chairperson and chief executive officer role.

Board Committees

Our board of directors currently has three standing committees which perform various duties on behalf of and report to the board of directors: (i) audit committee, (ii) remuneration committee and (iii) nominating committee. From time to time, the board of directors may establish other committees. Each of the three standing committees is comprised entirely of independent directors as follows:

Name of Director	Audit	Nominating	Remuneration
Wong Wing Kong	M	C	M
Frederick Wong	C	M	C
________
C = Chairperson
M = Member

The Board of Directors has adopted a written charter for each of these committees, copies of which can be found on our website at www.ncnmedia.com .

Audit Committee

Our board of directors established an Audit Committee in September 2007. Our Audit Committee currently consists of two members: Mr. Frederick Wong and Mr. Wong Wing Kong.  In addition, the Board of Directors has determined that Mr. Frederick Wong is an “audit committee financial expert” as defined by SEC rules. Mr. Frederick Wong is a qualified accountant with many years of finance and audit experience. He serves as the chairperson of the Audit Committee.

The Audit Committee oversees our accounting, financial reporting and audit processes; appoints, determines the compensation of, and oversees, the independent auditors; pre-approves audit and non-audit services provided by the independent auditors; reviews the results and scope of audit and other services provided by the independent auditors; reviews the accounting principles and practices and procedures used in preparing our financial statements; and reviews our internal controls.

The Audit Committee works closely with management and our independent auditors. The Audit Committee also meets with our independent auditors without members of management present on regularly basis to review the results of their work. The Audit Committee also meets with our independent auditors to approve the annual scope and fees for the audit services to be performed.

Remuneration Committee

Our board of directors established a Remuneration Committee in September 2007. Our Remuneration Committee consists of two members: Mr. Frederick Wong and Mr. Wong Wing Kong. Mr. Frederick Wong serves as the chairperson of the Remuneration Committee.

The Remuneration Committee (i) oversees and makes general recommendations to the Board of Directors regarding our compensation and benefits policies; (ii) oversees, evaluates and approves cash and stock compensation plans, policies and programs for our executive officers; and (iii) oversees and sets compensation for the Board of Directors. Our Chief Executive Officer may not be present at any meeting of our compensation committee during which his compensation is deliberated.

All the compensation packages for executive officers and directors including both employee directors and non-employee directors are recommended and proposed by the Remuneration Committee. In determining compensation for executive officers other than the Chief Executive Officer, the Remuneration Committee considers, among other things, the recommendations of the Chief Executive Officer. However, the full Board of Directors determines all such compensation packages.

The Remuneration Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a sub-committee of the Remuneration Committee consisting of one or more members of the Committee. The Remuneration Committee has no current intention to delegate any of its authority to any subcommittee. Also, the Remuneration Committee did not engage any compensation consultants in determining or recommending the amount or form of executive and director compensation in the past.

Nominating Committee

Our board of directors established a Nominating Committee in September 2007. Our Nominating Committee currently consists of two members: Mr. Frederick Wong and Mr. Wong Wing Kong. Mr. Wong Wing Kong serves as the chairperson of the Nominating Committee.

The Nominating Committee (i) considers and periodically reports on matters relating to the identification, selection and qualification of the Board of Directors and candidates nominated to the Board of Directors and its committees; (ii) develops and recommends governance principles applicable to the Company; and (iii) oversees the evaluation of the Board of Directors and management from a corporate governance perspective.

Although our bylaws do not contain provisions which specifically address the process by which a stockholder may nominate an individual to stand for election to the Board of Directors at our annual meeting of stockholders, the Nominating Committee will consider director candidates recommended by stockholders. In evaluating candidates submitted by stockholders, the Nominating Committee will consider (in addition to the criteria applicable to all director candidates described below) the needs of the Board and the qualifications of the candidate, and may also take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held. In general, to have a candidate considered by the Nominating Committee, a stockholder must submit the recommendation in writing and must include the following information:

1.	The name of the stockholder and evidence of the person’s ownership of Company stock, including the number of shares owned and the length of time of ownership; and

2.
The name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company and the person’s consent to be named as a director if selected by the Nominating Committee and nominated by the Board.

The stockholder recommendation and information described above must be sent to the Corporate Secretary at Network CN Inc., 2nd Floor, Goldsland Building, 22-26 Minden Avenue, Tsim Sha Tsui, Kowloon, Hong Kong. For a candidate to be considered for nomination by the Nominating Committee at an annual meeting, a stockholder recommendation must be received not less than 120 days prior to the anniversary date of the Company’s most recent annual meeting of stockholders.

The Nominating Committee does not have any formal criteria for director nominees; however, it believes that director nominees should have certain minimum qualifications, including the highest personal and professional integrity and values, an inquiring and independent mind, practical wisdom and mature judgment. In evaluating director nominees, the Nominating Committee also considers an individual’s skills, character, leadership experience, business experience and acumen, familiarity with relevant industry issues, national and international experience, and other relevant criteria that may contribute to our success. This evaluation is performed in light of the skill set and other characteristics that would most complement those of the current directors, including the diversity, maturity, skills and experience of the board as a whole, with the objective of recommending a group of persons that can best implement our business plan, develop our business and represent shareholder interests.

As described above, the Nominating Committee will consider candidates recommended by shareholders. It will also receive suggestions of candidates from current Board members, the Company’s executive officers or other sources, which may be either unsolicited or in response to requests from the Nominating Committee.

After a person has been identified by the Nominating Committee as a potential candidate, the Nominating Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. The Nominating Committee members may contact the person if the person should be considered further. Generally, the Nominating Committee may request information from the candidate, review the person’s accomplishments and qualifications and may conduct one or more interviews with the candidate and members of the committee or other Board members. In certain instances, Nominating Committee members or other Board members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have first-hand knowledge of the candidate’s accomplishments. The Nominating Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a shareholder, although, as stated above, in the case of such a candidate the Board may take into consideration the number of shares held by the recommending shareholder and the length of time that such shares have been held.

The Board’s Role in Risk Oversight

Our Board of Directors recognizes that, although risk management is a primary responsibility of the Company’s management, the Board plays a critical role in oversight of risk. The Board, in order to more specifically carry out this responsibility, has assigned certain task focusing on reviewing different areas including strategic, operational, financial and reporting, compensation, compliance, corporate governance and other risks to the relevant Board Committees as summarized above. Each Committee then reports to the full Board ensuring the Board’s full involvement in carrying out its responsibility for risk management.

Board Meetings and Committees; Annual Meeting Attendance

During fiscal year 2014, the Board of Directors held two (2) meetings and acted by written consent one (1) time. The number of meetings held by the three standing committees during fiscal 2014 was as follows:

Committee	No. of meetings
Audit Committee	1
Remuneration Committee	1
Nominating Committee	1

All of our directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the committees on which they served during fiscal 2014.

Communications with the Board of Directors

Although we do not have a formal policy regarding communications with the Board of Directors, stockholders may communicate with the Board of Directors by submitting an email to info@ncnmedia.com or by writing to us at Network CN Inc., Attention: Investor Relations, 2nd Floor, Goldsland Building, 22-26 Minden Avenue, Tsim Sha Tsui, Kowloon, Hong Kong. Stockholders who would like their submission directed to a member of the Board of Directors may so specify. All communications will be reviewed by our Chief Executive Officer.

Code of Business Conduct and Ethics

A Code of Business Conduct and Ethics is a written standard designed to deter wrongdoing and to promote (a) honest and ethical conduct, (b) full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements, (c) compliance with applicable laws, rules and regulations, (d) prompt reporting of violations of the code to an appropriate person and (e) accountability for adherence to the Code. We are not currently subject to any law, rule or regulation requiring that we adopt a Code of Business Conduct and Ethics. However, we have adopted a code of business conduct and ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Such code of business conduct and ethics is filed as Exhibit 14.1 to our Form 10-K filed on March 18, 2011, and is also available on our corporate website at www.ncnmedia.com .

EXECUTIVE COMPENSATION

Persons Covered

As of December 31, 2014, there were only two Executive Officers including Chief Executive Officer and Interim Chief Financial Officer in the Company. The Company’s Chief Executive Officer and Interim Chief Financial Officer during fiscal year 2014 and the Company’s executive officer as of December 31, 2014, or the Named Executive Officers are set forth below:

Name	Position
Earnest Leung	Chief Executive Officer and Chairperson of the Board
Shirley Cheng	Interim Chief Financial Officer and Corporate Secretary
________
On February 18, 2015, the Company’s board of directors appointed Ms. Cheng to serve as the Company’s Chief Financial Officer, effective immediately.

Compensation Discussion and Analysis

Overview

The Company’s executive compensation program is generally designed to align the interests of executives with the interests of shareholders and to reward executives for achieving the Company’s objectives. The executive compensation program is also designed to attract and retain the services of qualified executives.

All the compensation packages for executive officers are recommended and proposed by the Remuneration Committee. In determining compensation for executive officers, the Remuneration Committee considers the officers’ current compensation, the level of executive compensation packages for similarly situated companies, changes in cost of living, our financial condition, our operating results and individual performance. However, the full Board of Directors determines all such compensation packages.

Executive compensation generally consists of base salary, bonuses and long-term incentive equity compensation such as stock grants or additional options to purchase shares of the Company’s common stock as well as various health and welfare benefits. The Board has determined that both the base salary and long-term incentive equity compensation should be the principal component of executive compensation. The Board has not adopted a formal bonus plan, and all bonuses are discretionary.

Elements of Compensation

The executive compensation for (i) the Company’s Chief Executive Officer and Chief Financial Officer and (ii) the Company’s compensated executive officer who were serving as executive officers (collectively “Named Executive Officers”) for fiscal 2014 primarily consisted of base salary, long term incentive equity compensation, income tax reimbursement, and other compensation and benefit programs generally available to other employees,

Base Salary. The Board establishes base salaries for the Company’s Named Executive Officers based on the scope of their responsibilities, taking into account competitive market compensation paid by other companies in the Company’s peer group for similar positions. Generally, the Board believes that executive base salaries should be targeted near the median of the range of salaries for executives in similar positions and with similar responsibilities at comparable companies in line with our compensation philosophy.

Base salaries are reviewed annually, and may be adjusted to realign salaries with market levels after taking into account individual responsibilities, performance and experience.

Bonuses . Bonuses are intended to compensate the Named Executive Officers for achieving the Company’s financial performance and other objectives established by the Board each year. The Board currently does not adopt a formal bonus plan and all bonuses are discretionary.

Long-Term Incentive Equity Compensation . The Board believes that stock-based awards promote the long-term growth and profitability of the Company by providing executive officers with incentives to improve shareholder value and contribute to the success of the Company and by enabling the Company to attract, retain and reward the best available persons for executive officer positions. The Named Executive Officers were eligible to receive certain number of shares of common stock of the Company. On July 15, 2009, the Company agreed to grant certain number of shares of common stock of the Company to each of Dr. Earnest Leung, Mr. Godfrey Hui and Ms. Jennifer Fu in the following amounts: Dr. Leung : 6,000,000 shares; Mr. Hui: 2,000,000 shares and Ms Fu: 200,000 shares for their first two years’ service to the Company. The Company cannot currently determine the number or type of additional awards that may be granted to eligible participants under the long-term incentive equity compensation plan in the future. Such determination will be made from time to time by the Remuneration Committee (or Board).

Income Tax Reimbursement . Dr. Earnest Leung and Mr. Godfrey Hui were fully reimbursed by the Company for their Hong Kong personal income taxes resulting from their employment under the employment agreement dated July 15, 2009 while Ms Jennifer Fu was reimbursed by the Company for her Hong Kong personal income taxes resulting from 200,000 shares of common stock of the Company granted to her.

Change-In-Control and Termination Arrangements . The employment agreements with current Named Executives may be terminated by giving the other party three-month advanced notice, except Ms. Shirley Cheng may be terminated with one-month advance notice. Other than as disclosed above, the Company does not have change-in-control arrangements with any of its current Named Executives, and the Company is not obligated to pay severance or other enhanced benefits to executive officers, unless otherwise stated in Hong Kong Employment Ordinance, upon termination of their employment.

Summary Compensation Table

The following table sets forth information concerning all compensation awarded to, earned by or paid during fiscal years 2014, 2013 and 2012, to the Named Executive Officers:

Name and Principal Position	Year	Salary ($)	(1) Bonus ($)	(2) Stock Awards ($)	Options Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	(3) All Other Compensation ($)	Total ($)
Earnest Leung, Chief Executive Officer and Director	2014	27,404	-	-	-	-	-	2,147	29,551
	2013	-	-	-	-	-	-	1,923	1,923
	2012	-	-	-	-	-	-	1,763	1,763

Shirley Cheng Interim Chief Financial Officer and Corporate Secretary	2014	63,000	-	-	-	-	-	2,147	65,147
	2013	63,000	-	-	-	-	-	1,923	1,923
	2012	48,234-	-	-	-	-	-	1,378	1,378

Godfrey Hui, Former Deputy Chief Executive Officer and Former Director	2014	-	-	-	-	-	-	-	-
	2013	-	-	-	-	-	-	-	-
	2012	-	-	-	-	-	-	1,763	1,763

Jennifer Fu, Former Chief Financial Officer and Former Corporate Secretary	2014	-	-	-	-	-	-	-	-
	2013	17,800	-	-	-	-	-	-	-
	2012	17,800	-	-	-	-	-	3,880	21,680
______
(1)
No bonus was paid to the Named Executive Officers in fiscal 2014, 2013 and 2012. The amounts reflected the salary paid to the Executives during each of fiscal years. The Company withheld 10 months’, 12 months and 12 months’ salary payment for Dr. Leung during the fiscal year ended December 31, 2014, 2013 and 2012 respectively. The Company withheld 12 months’ salary payment for Mr. Hui during the fiscal year ended December 31, 2012.

(2)
As required by SEC rules, amounts in the column “Stock Awards” present the aggregate grant date fair value of awards made each year computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification™ 718 Compensation—Stock Compensation (“FASB ASC 718”). The grant date fair value of each of the executives’ award is measured based on the closing price of our common stock on the date of grant.

These amounts do not reflect whether the recipient has actually realized or will realize a financial benefit from the awards. Under generally accepted accounting principles, compensation expense with respect to stock awards granted to our employees, executives and directors is generally recognized over the requisite services period. The SEC’s disclosure rules previously required that we present stock award information based on the amount recognized during the corresponding year for financial statement reporting purposes with respect to these awards. However, the recent changes in the SEC’s disclosure rules require that we now present stock award amounts using the grant date fair value of the awards granted during the corresponding year.

The aggregate number of stock awards vested to each of the Named Executive Officers for his/her service rendered in each fiscal period was summarized as follows:

Named Executive Officer	2014	2013	2012
Earnest Leung	-	-	-
Shirley Cheng	-	-	-
Godfrey Hui	-	-	-
Jennifer Fu	-	-	-

As of December 31, 2014, all the above stocks were issued to each of Named Executive Officers.

(3)
All other compensation only represents the followings:

(a) a monthly contribution of (From January to May 2012: HK$1,000 or approximately $128; From June 2012 to May 2014: HK$1,250 or approximately $160; From June 2014 to December 2014:HK$1,500 or approximately $192) paid by the Company into a mandatory provident fund for the benefit of each of the Named Executive Officers;

(b) monthly cash allowance of HK$40,000 (approximately $5,128) paid to Dr. Earnest Leung and Mr. Godfrey Hui commencing from July 2009 and monthly allowance of HK$6,000 (approximately $769) paid to Ms. Jennifer Fu commencing from February 2010; The Company withheld 10 months’, 12 months and 12 months’ cash allowance payment for Dr. Leung during the fiscal year ended December 31, 2014, 2013 and 2012 respectively. The Company withheld 12 months’ cash allowance payment for Mr. Hui during the fiscal year ended December 31, 2012.; and

(c) Income tax reimbursement paid to Dr. Earnest Leung, Mr. Godfrey Hui and Ms Jennifer Fu during each fiscal year. As of December 31, 2014, the accrued income tax reimbursement to Dr. Leung and Mr. Hui and Ms. Fu and Ms. Cheng was $129,852, $59,878, $nil and $nil respectively. During the year ended December 31, 2012, income tax reimbursement of HK$9,266 (approximately $1,188) was paid to Ms. Fu.

There is no item that is not a perquisite or personal benefit (such as tax reimbursements and contributions to the mandatory provident fund) whose value exceeds $10,000 for each Named Executives.

Employment Contracts

On July 15, 2009, the Company entered into separate executive employment agreements with each of Dr. Earnest Leung and Mr. Godfrey Hui, in connection with their services to the Company as our Chief Executive Officer and Deputy Chief Executive Officer, respectively. Under the terms of the agreements, each of Dr. Leung and Mr. Hui will receive a monthly salary of HK$60,000 (approximately $7,692) and a monthly allowance of HK$40,000 (approximately $5,128) and we have agreed to grant each of Dr. Leung and Mr. Hui, 6 million shares and 2 million shares of our common stock, respectively, for their first two years of service to the Company. We will fully reimburse them for their Hong Kong personal income taxes resulting from their employment under the agreements. Each of the executives has also agreed to customary non-competition and confidentiality provisions and the agreements may be terminated by the Company at any time without notice or payment, in the event that any of the executives engage in misconduct or dereliction of duty.

On February 5, 2010, Jennifer Fu was appointed as the Company’s Chief Financial Officer. Ms Fu is entitled to a monthly salary of HK$49,000 (approximately $6,282) which was subsequently increased to HK$51,750 (approximately $6,635) in February 2011 and a monthly allowance of HK$6,000 (approximately $769). We have agreed to grant Ms. Fu 0.2 million shares of our common stock for her first two years of service to the Company and will fully reimburse her for her Hong Kong personal income taxes resulting from the 0.2 million shares granted to her. The employment may be terminated by the Company at any time without notice or payment, in the event that any of the executives engage in misconduct or dereliction of duty.

On April 1, 2012, Shirley Cheng was appointed as the Company’s Interim Chief Financial Officer. Ms Cheng is entitled to a monthly salary of HK$40,950 (approximately $5,250). The employment may be terminated by the Company at any time without notice or payment, in the event that any of the executives engage in misconduct or dereliction of duty.

Retirement Benefits

Currently, we do not provide any employees, including our named executive officers any company sponsored retirement benefits other than a state pension scheme in which all of our employees in China participate.

Grants of Plan-Based Awards

The following table sets forth information regarding grants of awards to the Named Executive Officers during the year ended December 31, 2014:

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#) (1)	Exercise or Base Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Options Awards	Closing Price on Grant Date ($/share)
Earnest Leung	-	-	-	-	-	-
Shirley Cheng	-	-	-	-	-	-

No stock awards were granted to the Company’s Named Executive Officers during fiscal year 2014.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the equity awards outstanding at December 31, 2014 for each of the named executive officers.

Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Earnest Leung	-	-	-	-	-	-
Shirley Cheng	-	-	-	-	-	-
Godfrey Hui	-	-	-	-	-	-
Jennifer Fu	-	-	-	-	-	-

Potential Payments upon Termination or Change-in Control

The employment agreements with current Named Executives may be terminated by giving the other party three-month advanced notice, except Ms. Shirley Cheng may be terminated with one-month advance notice. Other than as disclosed above, the Company does not have change-in-control arrangements with any of its current Named Executives, and the Company is not obligated to pay severance or other enhanced benefits to executive officers, unless otherwise stated in Hong Kong Employment Ordinance, upon termination of their employment. Accordingly, there is no potential payments payable to our current Named Executive Officers upon termination or change-in control.

DIRECTOR COMPENSATION

Overview

All the compensation packages for each of directors are proposed by the Remuneration Committee and approved by the Board of Directors. Director compensation packages in 2014 generally consist of cash compensation and long-term incentive equity compensation.

Cash compensation On July 2012, the Remuneration Committee proposed the monthly cash compensation for each director remain unchanged, which was approved by the Board. As such, all employee directors and non-employee directors were entitled to a uniform monthly cash compensation of $1,500 for their service from July 1, 2012 to June 30, 2013. On August 2013, the Remuneration Committee proposed the monthly cash compensation for each director remain unchanged, which was approved by the Board. On February 2015, the Remuneration Committee proposed the monthly cash compensation for each director decreased to $1,000 from July 2014 to Jun 30, 2015, which was approved by the Board.

Long-Term Incentive Equity Compensation.  The Board believes that stock-based awards promote the long-term growth and profitability of the Company by providing directors with incentives to improve shareholder value and contribute to the success of the Company. Our Board determined the number of stock to be granted to directors for their service by considering the aggregate fair value as at the grant date of the past stock awards given to non-employee director and the Company’s performance. In July 2012, the non-employee directors, Mr. Ronald Lee, Mr. Gerald Godfrey and Mr. Charles Liu, were also granted an award of 120,000 shares each, at a fair value of $22,200 at the date of grant and to be vested on July 1, 2013, for their one-year service from July 1, 2012 to June 30, 2013. In August 2013, the directors, Dr. Leung, Mr. Gerald Godfrey and Mr. Charles Liu, were also granted an award of 120,000 shares each, at a fair value of $8,388 at the date of grant and to be vested on July 1, 2014, for their one-year service from July 1, 2013 to June 30, 2014. In February 2015, the director, Dr. Leung was also granted an award of 200,000 shares each, at a fair value of $11,200 at the date of grant and to be vested on June 30, 2015, for their one-year service from July 1, 2014 to June 30, 2015. In February 2015, the director, Mr. Wong Wing Kong and Ms. Shirley Cheng were also granted an award of 200,000 shares each, at a fair value of $11,200 at the date of grant and to be vested on June 30, 2015, for their service from February 18, 2015 to June 30, 2015.

 The following table provides information about the compensation earned by directors who served during fiscal year 2014:

Name of director(3)	Fees Earned or Paid(1) in Cash ($)	Stock Awards(2) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings($)	All Other Compensation ($)		Total ($)
Earnest Leung	15,000	5,600	-	-	-	-	-	22,194
Gerald Godfrey*	15,000	-	-	-	-		-	33,294
Charles Liu*	13,000	-	-	-	-		-	33,294
*Non-employee directors
______
(1)
For the service periods from January to June 2014, both the employee directors and non-employee directors were entitled to a monthly cash compensation of $1,500.  For the service periods from July 2014 to December 2014, both the employee directors and non-employee directors were entitled to a monthly cash compensation of $1,000.

(2)
As required by SEC rules, amounts in the column “Stock Awards” present the aggregate grant date fair value of awards made each year computed in accordance with ASC Topic 718. The grant date fair value of each of the directors’ award is measured based on the closing price of our common stock on the date of grant. These amounts do not reflect whether the recipient has actually realized or will realize a financial benefit from the awards. Under generally accepted accounting principles, compensation expense with respect to stock awards granted to our employees, executives and directors is generally recognized over the requisite services period.

(3)
On November 25, 2014, Mr. Charles Liu notified the Company of his intention to resign from his position as a director of the Company for personal reasons. Mr. Liu’s resignation will become effective on November 25, 2014.

(4)	On February 18, 2015, Mr. Gerald Godfrey was retired from his position as a director.

Remuneration Committee Interlocks and Insider Participation

The current member of the Remuneration Committee is non-executive director, and all past members were independent directors at all times during their service on such Committee. None of the past or present members of our Remuneration Committee are present or past employees or officers of ours or any of our subsidiaries. No member of the Remuneration Committee has had any relationship with us requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934, as amended. None of our executive officers has served on the Board or Remuneration Committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served on our Board or Remuneration Committee.

Limitation of Liability and Indemnification of Officers and Directors

Our bylaws provide for the indemnification of our present and prior directors and officers or any person who may have served at our request as a director or officer of another corporation in which we own shares of capital stock or of which we are a creditor, against expenses actually and necessarily incurred by them in connection with the defense of any actions, suits or proceedings in which they, or any of them, are made parties, or a party, by reason of being or having been director(s) or officer(s) of us or of such other corporation, in the absence of negligence or misconduct in the performance of their duties. This indemnification policy could result in substantial expenditure by us, which we may be unable to recoup.

Insofar as indemnification by us for liabilities arising under the Securities Exchange Act of 1934, as amended, may be permitted to our directors, officers and controlling persons pursuant to provisions of the Articles of Incorporation and Bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth information as of April 15, 2015, regarding the beneficial ownership of our common stock (a) by each stockholder who is known by the Company to own beneficially in excess of 5% of our outstanding common stock; (b) by each of the Company’s officers and directors; (c) and by the Company’s officers and directors as a group. Except as otherwise indicated, all persons listed below have (i) sole voting power and investment power with respect to their shares of common stock, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their shares of stock. Unless otherwise identified, the address of the directors and officers of the Company listed above is Room 801A and 807B, 8/F, Tsim Sha Tsui Centre, 66 Mody Road, Tsim Sha Tsui, Kowloon, Hong Kong.

Title of Class	Name and Address of Beneficial Owner	Office, If Any	Amount & Nature of Beneficial Ownership (1)	Percent of Class (4)
Common Stock	Earnest Leung	CEO and Director	60,737,527 (2)	41.3
Common Stock	Shirley Cheng	CFO and director	-	-
Common Stock	Wong Wing Kong	Director	3,000,000	2.0
All Officers and Directors as a group (3 persons named above)			63,737,527
Common Stock	Keywin Holdings Limited (5) Room 801A and 807B, 8/F, Tsim Sha Tsui Centre, 66 Mody Road, Tsim Sha Tsui, Kowloon, Hong Kong	5% Security Holder	54,444,927 (3)	37.1
Common Stock	Sino Portfolio International Ltd(6) 3104 -7, 31/F, Central Plaza, 18 Harbour Road, Hong Kong	5% Security Holder	27,536,288	18.7
Common Stock	Godfrey Hui Room 801A and 807B, 8/F, Tsim Sha Tsui Centre, 66 Mody Road, Tsim Sha Tsui, Kowloon, Hong Kong	5% Security Holder	13,105,112	8.9

Total Shares Owned by Persons Named above			104,378,926
______
  * Less than 1%

(1)  Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

(2)  Includes 24,141,897 shares held by Keywin Holdings Limited of which Dr. Earnest Leung is the director and also an option for Keywin Holdings Limited to purchase an aggregate of 30,303,030 shares of the Company’s common stock, exercisable for an aggregate purchase price of $2,000,000 by January 1, 2016.

(3) Includes an option to purchase an aggregate of 30,303,030 shares of the Company’s common stock, exercisable for an aggregate purchase price of $2,000,000 by January, 2016.

(4)  A total of 116,628,217 shares of our common stock outstanding are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1) as of April 15, 2015. For each beneficial owner above, any options exercisable within 60 days have been included in the denominator.

(5)  Dr. Earnest Leung, its sole director, and Ms Pui Chu Tang, its shareholder and Dr. Leung’s spouse, have voting and dispositive control over the shares held by Keywin Holdings Limited.

(6)  Ms Angela Chan, its sole director, and Mrs. Chen Yang Foo Oi, its shareholder, have voting and dispositive control over the shares held by Sino Portfolio International Ltd.

Changes in Control
There are no arrangements known to us, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

Except as set forth below, during our last two fiscal years, we have not entered into any material transactions or series of transactions that would be considered material in which any director or executive officer or beneficial owner of 5% or more of any class of our capital stock, or any immediate family member of any of the preceding persons, had a direct or indirect material interest:

In April 2009, in connection with debt restructuring, Statezone Ltd. of which Dr. Earnest Leung, the Company’s Chief Executive Officer and a Director (being appointed on July 15, 2009 and May 11, 2009 respectively) is the sole director, provided agency and financial advisory services to the Company. Accordingly, the Company paid an aggregate service fee of $350,000 of which $250,000 has been recorded as issuance costs for 1% Convertible Promissory Notes and $100,000 has been recorded as prepaid expenses and other current assets, net since April 2009. Such $100,000 is refundable unless Keywin Option is exercised and completed.

On January 1, 2010, the Company and Keywin, of which Dr. Earnest Leung is the director and his spouse is the sole shareholder, entered into the third Amendment, pursuant to which the Company agreed to further extend the exercise period for the Keywin Option under the Note Exchange and Option Agreement between the Company and Keywin, to purchase an aggregate of 24,562,837 shares of our common stock for an aggregate purchase price of $2,000,000, to an eighteen-month period ended on October 1, 2010, and provide the Company with the right to unilaterally terminate the exercise period upon 30 days’ written notice. On September 30, 2010 and June 1, 2011, the exercise period for the Keywin Option was extended to a twenty-seven-month period ended on June 30, 2011 and a thirty-three-month period ended on January 1, 2012 respectively. On December 30, 2011, the exercise period for the Keywin Option was further extended to a thirty-nine-month period ending on July 1, 2012. On June 28, 2012, the exercise period for the Keywin Option was further extended to a forty-five-month period ending on January 1, 2013. On December 28, 2012, the exercise period for the Keywin Option was further extended to a fifty-seven-month period ending on January 1, 2014. On December 31, 2013, the exercise period for the Keywin Option was further extended to a sixty-nine-month period ending on January 1, 2015. On December 12, 2014, the exercise period for the Keywin Option was further extended to a eighty-one-month period ending on January 1, 2016 and aggregate amount of shares amended to 30,303,030 shares.

During the year ended December 31, 2014, 2013 and 2012, the Company received an aggregate loans from Dr. Earnest Leung amounting to $nil, $13,250 and $117,948 and repaid loans of $85,244, $71,924 and $197,364 to Dr. Earnest Leung respectively. The amount is unsecured, bears no interest and repayable on demand. The maximum amount outstanding during the year ended December 31, 2014, 2013 and 2012 is 85,244, $143,918 and $341,282 respectively. As of December 31, 2014 and 2013, the Company recorded an amount of $nil and $85,244 payable to director respectively.

Related Party Transaction Policy

Our Company has adopted a written Related Party Transaction Policy, or the Policy, for the purpose of describing the procedures used to identify, review, approve and disclose, if necessary, any transaction in which (i) the Company is a participant and (ii) a related person has or will have a direct or indirect material interest.

Once a related party transaction in which the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year has been identified, the Audit Committee must review the transaction for approval or ratification. In determining whether to approve or ratify a related party transaction, the Audit Committee shall consider all relevant facts and circumstances, including the following factors:

●	the benefits to the Company of the transaction;
●	the nature of the related party’s interest in the transaction;
●	whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Company and its stockholders;
●	the potential impact of the transaction on a director’s independence; and
●	any other matters the Audit Committee deems appropriate.

No director may participate in any discussion, approval or ratification of a transaction in which he or she is a related person.

RE-ELECTION AND APPOINTMENT OF DIRECTORS

The Board of Directors is currently comprised of three (3) directors. On August 28 2015, the Board of Directors recommended the re-election of Earnest Leung, Shirley Cheng and Wong Wing Kong to the stockholders. Also, the Board of Directors recommended the appointment of Frederick Wong to the stockholders. The re-election each of Earnest Leung, Shirley Cheng and Wong Wing Kong and appointment of Frederick Wong were approved pursuant to the Written Consent and each of them will serve as a director until our 2016 annual stockholders’ meeting and until their respective successors are duly elected and qualified or earlier resignation or removal

Information about our Directors

Set forth below is information regarding our elected directors as of August 28, 2015:

Name	Age	Position	Director Since
Earnest Leung	59	Chief Executive Officer and Chairperson of the Board	2009
Shirley Cheng	37	Chief Financial Officer, Corporate Secretary and Director	2015
Wong Wing Kong	49	Director	2015
Frederick Wong	48	Director	2015
________
Remarks:

Each Director serves until our 2016 annual stockholders meeting and until their respective successors are duly elected and qualified or earlier resignation or removal.

Earnest Leung has served as the Company’s director since May 11, 2009, and as Chief Executive Officer and Chairperson of the Board of the Company since July 15, 2009. Dr. Leung has over 20 years’ experience in the investment banking industry.  Since November 2004, he has worked as a financial advisor and consultant in Hong Kong and currently serves as a director of Keywin Holdings Limited, an investment company, and of Statezone Ltd, a financial consulting company owned and controlled by Dr. Leung. From June 2009 to August 2011, he also served as a director and chief executive officer of China Boon Holdings Limited, which is listed on Hong Kong Main Board engaging in the distribution of consumer electronic products and home appliances as well as trading of scrap metals and leather and extending its business to cemetery business in 2009.  Prior to that, Dr. Leung served, from September 1994 to October 2004, as Senior Director and Head of Investment, Asia for American Express Bank.  Dr. Leung also held various senior investment positions with BNP Paribas Bank, New Zealand Insurance and Bank of America Trust. Dr. Leung holds an honorary doctor degree from International American University. Dr. Leung was appointed as a director because of his extensive knowledge of capital markets through his various senior positions in financial institutions and because of his in-depth business management experience.

Shirley Cheng has served as the Company’s Interim Chief Financial Officer and Corporate Secretary, since April 1, 2012. She has served as the Finance Manager of NCN Group Management Limited, the Company’s subsidiary, since March 2008. Prior to that, Ms. Cheng served from 2004 to 2008 as an auditor with PricewaterhouseCoopers, an international firm of certified public accountants. Ms. Cheng holds a Bachelor’s Degree in Business Administration with a major in Accountancy from the Hong Kong Baptist University and is an associate member of the Hong Kong Institute of Certified Public Accountants.

Wong Wing Kong aged 49 has over 20 years’ experience in the China Business and has worked as advisor to various China companies. Mr. Wong was appointed as a director because of his extensive knowledge of China Business through his various positions in China companies.

Frederick Wong aged 48, is a Certified Public Accountant of Australia, Certified Public Accountant of Hong Kong, Certified General Accountant of Canada and fellow member of The Taxation Institute of Hong Kong. He has obtained a Bachelor of Business Administration from the Chinese University of Hong Kong in 1989 and a Bachelor of Commerce from The University of Southern Queensland in 1992. Also, he has studied in the Professional Master of Business Administration course offered by the Troy State University, USA.

Mr. Wong has more than 25 years of experience in audit, internal control, financial control and capital market. Since 2012, he has served as the Management Director of China Trillion Capital Limited. He is also now acting as Principal – Greater China of the CFO Centre Hong Kong. Mr. Wong started his career as an auditor and then moved to the area of IT advisory services, focusing on ERP, POS and cantering services. Later, he shifted to advertising and media industry in China. Afterward, he started his own career in helping business to cope with internal financial and operational affairs and finance markets. He has extensive experience in China taxation and mergers and acquisitions. He also assisted companies to go public in USA and Hong Kong. He has held various positions in different companies in China, USA and Hong Kong including senior position in multinational companies. From 2004 to 2010, he was the Chief Financial Officer of Fuqi International, Inc, a jewellry company that he assisted to seek listing in the USA. He was also responsible for US regulatory filings and internal control. Mr. Wong also serves as an independent non-executive director of Huge China Holdings Limited, which is listed on Hong Kong Main Board, principally invests in securities listed on recognized stock exchanges and unlisted securities, including equity securities and convertible bonds issued by corporate entities. He also serves as the Board Secretary of the Board of China Oil Gangran Energy Group Holdings Limited, which is listed on Hong Kong GEM board.  Mr. Wong was appointed as a director because his extensive auditing experience and financial expertise with over 25 years’ experience in the accounting industry which provides a strong foundation to serve as the Chairman of our Audit Committee.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

The Board has pre-approved Union Power HK CPA Limited, independent registered public accounting firm, to audit the consolidated financial statements of the Company and its subsidiaries and variable interest entity for the fiscal year ending December 31, 2015, and to perform all auditing services and all audit related, tax or other services not prohibited under Section 10A(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subject to the de minimis exception described in Section 10A(i)(1)(B) of the Exchange Act.

Such pre-approval was ratified pursuant to the Written Consent. Although action by stockholders is not required by law, the Board has determined that it is desirable to seek ratification of this pre-approval by the stockholders. Notwithstanding the appointment, the Board, in its discretion, may direct the appointment of new independent registered public accounting firms at any time during the year, if the Board feels that such a change would be in the best interest of the Company and its stockholders.

Principal Accounting Fees and Services

Union Power Hong Kong Certified Public Accountants Limited (Formerly known as “Hong Kong Great Wall Certified Public Accountants Limited”) is our Principal Independent Registered Public Accountants engaged to audit our financial statements for the fiscal years ended December 31, 2014 and 2013. The following table shows the fees that we paid or accrued for the audit and other services provided by Union Power Hong Kong Certified Public Accountants Limited, for the fiscal years ended December 31, 2014 and 2013.

Fee Category	2014	2013
Audit Fees	$64,744	$61,537
Audit-Related Fees	$--	$--
Tax Fees	$--	$--
All Other Fees	$--	$--

Audit Fees

This category consists of fees for professional services rendered by our principal independent registered public accountant for the audit of our annual financial statements, review of financial statements included in our quarterly reports and services that are normally provided by the independent registered public accounting firms in connection with statutory and regulatory filings or engagements for those fiscal years.

Audit-Related Fees

This category consists of fees for assurance and related services by our principal independent registered public accountant that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees”. The services for the fees disclosed under this category include consultations concerning financial accounting and reporting standards.

Tax Fees

This category consists of fees for professional services rendered by our principal independent registered public accountant for tax compliance, tax advice, and tax planning.

All Other Fees

This category consists of fees for services provided by our principal independent registered public accountant other than the services described above.

Policy on Pre-Approval of Audit Services

The Audit Committee pre-approves all services, including both audit and non-audit services, provided by our independent registered public accounting firm. All audit services (including statutory audit engagements as required under local country laws) must be accepted by the Audit Committee before the audit commences.

Each year, management and the independent registered public accounting firm will jointly submit a pre-approval request, which will list each known and/or anticipated audit and non-audit service for the upcoming calendar year and which will include associated budgeted fees. The Audit Committee will review the requests and approve a list of annual pre-approved non-audit services.

All services provided by Union Power Hong Kong Certified Public Accountants Limited during the fiscal years ended December 31, 2014 and 2013 were pre-approved by the Audit Committee.

OTHER MATTERS

As of the date of this Information Statement, the Board of Directors knows of no other matters other than those described in this Information Statement that have been approved or considered by the holders of a majority of our issued and outstanding voting securities.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

Network CN Inc. is subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance therewith files reports and other information with the Securities and Exchange Commission. Such reports and other information and a copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the public reference facilities maintained by the SEC in 100 F Street, N.E., Washington, D.C. 20549. Statements made in this prospectus regarding the contents of any contract, agreement or other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. Copies of all or any part of the registration statement may be obtained from the SEC upon payment of the prescribed fee. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Earnest Leung
Earnest Leung, Chief Executive Officer
August 28, 2015